UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒     Filed by a party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ROCKET PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 30, 2021
Dear Rocket Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (the “Company”), which, in light of the COVID-19 pandemic and related public health concerns, will be held virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021 on June 14, 2021, at 9:00 a.m., Eastern Time.
This year, we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice of Internet Availability of our proxy materials (the “Notice of Internet Availability”) instead of a paper copy of this proxy statement and our 2020 Annual Report. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card. All stockholders who do not receive the Notice of Internet Availability, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing this distribution process will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials.
The proxy statement describes the formal business that we will transact at the Annual Meeting. At this year’s Annual Meeting, our stockholders will be asked to consider and act upon the following matters:
•
to elect eight (8) directors named in the proxy statement to hold office until the Company’s annual meeting of stockholders in 2022, until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal;

•	to ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	to consider and act upon a non-binding, advisory vote on the compensation of our named executive officers;
•	to consider and act upon a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and
•	to transact any other business that properly comes before the Annual Meeting or any adjournments and postponements thereof.
The Board of Directors of the Company (the “Board”) unanimously recommends a vote “FOR” the election of each of the nominees, “FOR” the ratification of EisnerAmper LLP as the Company’s independent registered public accounting firm, “FOR” the non-binding, advisory vote on the compensation of our named executive officers, and for “EVERY YEAR” for the non-binding, advisory vote on the timing of future advisory votes on executive compensation.
Please promptly complete, sign and return the enclosed proxy card by mail or submit your voting instructions by Internet, whether or not you plan to attend the Annual Meeting.
Your vote is important, regardless of the number of shares you own. We urge you to please vote your proxy on these important matters. Voting by proxy will not prevent you from voting virtually via the Internet at the Annual Meeting, but will assure that your vote is counted if you cannot attend.
In light of potential concerns relating to the coronavirus (COVID-19), we are holding our Annual Meeting virtually via the Internet. We strongly encourage you to vote your shares by proxy prior to the Annual Meeting and, if you plan to attend the Annual Meeting, to do so virtually via the Internet.
On behalf of the Board and the employees of the Company, we thank you for your continued support and look forward to seeing you at the Annual Meeting.
Sincerely yours,

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director

ROCKET PHARMACEUTICALS, INC.
9 Cedarbrook Drive
Cranbury, NJ 08512
(646) 440-9100
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
DATE	June 14, 2021

TIME	9:00 a.m. Eastern Time

PLACE	Virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021
ITEMS OF BUSINESS
(1)
Election of the eight (8) directors named in the proxy statement to hold office until the annual meeting of stockholders in 2022, or until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal;

(2)	Ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;
(3)	To consider and act upon a non-binding, advisory vote on the compensation of our named executive officers;
(4)	To consider and act upon a non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and
(5)	Consideration of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
RECORD DATE
The record date for the Annual Meeting is April 16, 2021. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
PROXY VOTING
You may attend and participate in the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021 where you will be able to vote electronically and submit questions during the meeting. You will be able to vote electronically and submit questions during the meeting only if you use your control number, which will be included on your Notice of Internet Availability of proxy materials or proxy card (if you received a printed copy of the proxy materials), to log on to the meeting. Whether or not you expect to attend the Annual Meeting, please submit the enclosed proxy or voting instructions by mail, telephone or Internet. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting virtually via the Internet. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
The Notice of Internet Availability and the proxy materials are being made available to our stockholders on or about April 30, 2021.
By Order of the Board of Directors

/s/ Gaurav Shah
Gaurav Shah, M.D.
Chief Executive Officer and Director
Cranbury, New Jersey
April 30, 2021
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 14, 2021. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com and through our website at www.rocketpharma.com.

i

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 14, 2021
The following information is provided to each stockholder in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) of Rocket Pharmaceuticals, Inc. (“Rocket” or the “Company”) to be held virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021 on Monday, June 14, 2021, at 9:00 a.m., Eastern Time.
The enclosed proxy is for use at the Annual Meeting and any postponement or adjournment thereof. The Company anticipates that the Notice of Internet Availability in connection with these proxy solicitation materials will first be mailed on or about April 30, 2021 to all stockholders entitled to vote at the Annual Meeting and we will post our proxy materials on the website referenced in the Notice of Internet Availability. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our proxy materials on the website referred to in the Notice of Internet Availability or may request to receive a printed set of our proxy materials.
The Company’s principal executive offices are located at 9 Cedarbrook Drive, Cranbury, New Jersey 08512, and the Company’s website is www.rocketpharma.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 14, 2021. This Notice of Annual Meeting of Stockholders and Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com and through our website at the address specified above.

EXPLANATORY NOTE
As previously disclosed, on January 4, 2018, Rocket Pharmaceuticals, Inc. (f/k/a Inotek Pharmaceuticals Corporation) completed the reverse merger (the “Reverse Merger”) of its wholly owned subsidiary, Rome Merger Sub (“Merger Sub”), with and into Rocket Pharmaceuticals, Ltd. (“Private Rocket”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 12, 2017, by and among the Company, Merger Sub and Private Rocket. As a result of the Reverse Merger, Private Rocket, the surviving company in the Reverse Merger, became a wholly owned subsidiary of the Company and, following the Reverse Merger, the Company changed its corporate name from Inotek Pharmaceuticals Corporation to Rocket Pharmaceuticals, Inc.
The former executive officers and a majority of the members of the Board of Directors of Inotek resigned concurrent with the closing of the Reverse Merger.
As used in this proxy statement, the “Company,” “Rocket,” “we,” “us” and “our” refer to Rocket Pharmaceuticals, Inc., the combined company.

GENERAL INFORMATION
When and where is our Annual Meeting?
We will hold our Annual Meeting on June 14, 2021 at 9:00 a.m., Eastern Time. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021. Stockholders may vote and submit questions while attending the Annual Meeting virtually via the Internet. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2021.
Why are you holding a virtual annual meeting?
Due to the COVID-19 pandemic and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held solely in a virtual meeting format. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of the Board of Directors of the Company (the “Board”) or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in, to the extent relevant to the business of the Annual Meeting, as time permits.
Why am I receiving these materials?
You are receiving these materials because you were one of our stockholders as of the close of business on April 16, 2021, the record date (the “Record Date”) for determining who is entitled to receive notice of and to vote at the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of common stock upon matters to be considered at the Annual Meeting.
When are this proxy statement and the accompanying material scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 30, 2021, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy statement and Annual Report on Form 10-K and how to vote.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a Notice of Internet Availability will be mailed to holders of record and beneficial owners of our common stock on or around April 30, 2021. The Notice of Internet Availability will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.
Who is soliciting my vote?
The Board is soliciting your vote for the Annual Meeting.

Who can vote at the Annual Meeting?
Only stockholders of record as of the close of business on April 16, 2021, will be entitled to vote at the Annual Meeting. On this date, there were 62,086,735 shares of common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on April 16, 2021, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, then you are a stockholder of record. As a stockholder of record, you may vote virtually via the Internet at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 16, 2021, your shares were held not in your name with our transfer agent, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote virtually via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting virtually via the Internet or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually via the Internet at the Annual Meeting or vote by proxy over the telephone or the Internet as instructed below. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting virtually via the Internet or represented by proxy may adjourn the Annual Meeting to another date.
What am I voting on and how many votes are needed to approve each proposal?
Proposal 1: Election of Directors. The directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the election of the directors. Plurality means that the individuals who receive the largest number of “FOR” votes cast are elected as directors up to the maximum number of directors to be chosen at the Annual Meeting. Accordingly, the eight nominees receiving the most “FOR” votes will be elected as directors. If you “withhold” your vote with respect to one or more of the nominees, your shares will not be included in determining the number of votes cast under the plurality-vote standard and, as a result, will have no effect on this proposal, other than the fact that another nominee may receive a greater number of “FOR” votes.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on this proposal.
Proposal 3: The approval of the compensation of our named executive officers, on a non-binding, advisory basis, requires the affirmative vote of the majority of the shares of common stock entitled to vote at the Annual Meeting and cast “FOR” or “AGAINST” such matter. Because your vote is advisory, it will not be binding on the Board or the compensation committee of the Board (the “Compensation Committee”) but the Board and Compensation Committee will review the voting results and take them into consideration when making future decisions about executive compensation.

Proposal 4: The non-binding, advisory approval of the frequency of future stockholder advisory votes on the compensation of our named executive officers as being held every one year, two years or three years requires a vote of the majority of the shares of common stock entitled to vote at the Annual Meeting. For this proposal, stockholders are entitled to vote for one of the four provided choices: every year, every two years, every three years, or abstain from voting. If none of these frequency alternatives receive a majority vote, we will consider the frequency that receives the highest number of votes by the stockholders to be the frequency that has been selected by the stockholders. However, because your vote is advisory and not binding on the Board or the Compensation Committee, the Board may decide that it is in our and our stockholders’ best interests to hold an advisory vote on executive compensation more or less frequently than the alternative selected by our stockholders.
Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.
What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote. If the beneficial owner does not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be “discretionary,” but may not vote the shares with respect to “non-discretionary” matters. Where a broker does not have discretion to vote on a given proposal, the unvoted shares are considered “broker non-votes.”
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 16, 2021.
What does it mean if I receive more than one proxy card?
You may receive more than one proxy card if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each proxy card to ensure that all of your shares are voted.
How does the Board recommend that I vote my shares?
Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:
•	“FOR” the election of each of the eight nominees to the Board identified in this proxy statement;
•	“FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
•	“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•	for the approval, on a non-binding, advisory basis, that future votes on the compensation of our named executive officers be held “EVERY YEAR”.
With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.
How do I vote?
For the election of directors (Proposal 1), you may either vote “FOR” all or some of the nominees or you may “WITHHOLD” your vote for any nominee you specify. For the ratification of the appointment of EisnerAmper LLP (Proposal 2), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. For the non-binding, advisory vote on executive compensation (Proposal 3), you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. For the non-binding, advisory vote on the frequency of future advisory votes on the compensation of our named executive officers (Proposal 4), you may vote for “EVERY YEAR”, “EVERY TWO YEARS”, “EVERY THREE YEARS” or you may “ABSTAIN” from voting. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may (a) vote virtually via the Internet, at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the Annual Meeting and vote virtually via the Internet even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.
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To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 13, 2021, to be counted.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have the enclosed proxy card available. Your vote must be received by 11:59 P.M., Eastern Time, on June 14, 2021, to be counted.

•
To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct.

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To attend the Annual Meeting virtually via the Internet, log in at www.virtualshareholdermeeting.com/RCKT2021. You will need the 16-digit control number included on your Notice of Internet Availability or proxy card (if you received a paper delivery of proxy materials), to enter the Annual Meeting via the Internet. Instructions on how to attend and participate virtually via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/RCKT2021.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares “FOR” all eight nominees to the Board, “FOR” the ratification of EisnerAmper LLP as our independent registered public accounting firm, “FOR” the non-binding, advisory vote on executive compensation, and “EVERY YEAR” for the non-binding, advisory vote on the timing of future advisory votes on executive compensation.
If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of Annual Meeting of Stockholders.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card and voting instructions to ensure that your vote is counted.
Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent, if applicable. To vote virtually via the Internet at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
May I change my vote after submitting my proxy card?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:
•	send a timely written revocation of the proxy to our Secretary;
•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or
•	attend and vote virtually via the Internet at the Annual Meeting.
If your shares are not registered in your own name, you will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party. Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.
Who will bear the expense of soliciting proxies?
The Company will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and through Internet access to materials. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of Rocket without any remuneration to such individuals other than their regular compensation. Rocket will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.
How can I find the voting results from the Annual Meeting?
Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

PROPOSAL 1

ELECTION OF DIRECTORS
Upon the recommendation of the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has nominated Dr. Roderick Wong, Mr. Carsten Boess, Mr. Pedro Granadillo, Dr. Gotham Makker, Dr. Gaurav Shah, Mr. David P. Southwell, Dr. Naveen Yalamanchi and Dr. Elisabeth Björk to serve as directors to hold office until the Company’s annual meeting of stockholders in 2022, until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the foregoing persons currently serves as a director, and each has indicated a willingness to continue to serve as a director.
Vote Required
Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the election of the directors. The eight nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named above. If any of the nominees become unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.
Our Recommendation
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

DIRECTORS AND NOMINEES
The members of the Board as of the date of this proxy statement, together with certain information about them, are set forth below.
There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. Additionally, there are no family relationships among our directors, officers, or director-nominees. We know of no reason why any of the nominees may be unable to serve as a director. If any of the nominees are unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason any of the nominees prove unable or unwilling to stand for election, the Board will nominate alternate(s) or reduce the size of the Board to eliminate the vacancy.
Nominees for Election as Directors
Set forth below are the names, ages as of April 16, 2021, principal occupations, and business experience, as well as their prior service on the Board, of the directors. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. Stockholders will be voting on the election as directors of all of the individuals below.
Name	Age	Position(s) Held	Director Since
Elisabeth Björk, M.D., Ph.D.	59	Director	2020
Carsten Boess	54	Director	2016
Pedro Granadillo	74	Director	2018
Gotham Makker, M.D.	47	Director	2018
Gaurav Shah, M.D.	46	President, Chief Executive Officer and Director	2018
David P. Southwell	60	Director	2014
Roderick Wong, M.D.	44	Chairman of the Board	2018
Naveen Yalamanchi, M.D.	44	Director	2018
Elisabeth Björk, M.D., Ph.D. has served as one of our directors since April 2020. She is currently the Senior Vice President, Head of Late-Stage Development, Cardiovascular, Renal and Metabolism (CVRM), Biopharmaceuticals R&D at AstraZeneca, leading the global development of medicines in this area. Prior to taking on this role in June 2012, Dr. Björk had several roles of increasing seniority within AstraZeneca, with responsibility for clinical phases I-IV. She is an endocrinologist by training and an associate professor of medicine at Uppsala University, and was Head of the Diabetes and Endocrinology Unit at the University Hospital, Uppsala, where she spent 15 years in clinical practice and diabetes research, before joining AstraZeneca in 2002. She is also a board member of Chalmers University of Technology, Chalmers Ventures AB, Björks Matematik o Mera AB and rfidcompare europe AB. We believe that Dr. Björk’s qualifications to serve on our Board include her depth of knowledge of the pharmaceutical industry and her many years of experience in drug development.
Carsten Boess has served as one of our directors since January 2016. He previously served as Executive Vice President of Corporate Affairs at Kiniksa Pharmaceuticals, a publicly-traded biotechnology company and as Senior Vice President and Chief Financial Officer at Synageva Biopharma Corporation from 2011 until the company’s acquisition by Alexion Pharmaceuticals in 2015. Prior to his role at Synageva, Mr. Boess served in multiple roles with increasing responsibility for Insulet Corporation, including Chief Financial Officer from 2006 to 2009 and Vice President of International Operations from 2009 to 2011. Prior to that, Mr. Boess served as Executive Vice President of Finance for Serono Inc. from 2005 to 2006. In addition, he was a member of the Geneva-based World Wide Executive Finance Management Team while at Serono. Mr. Boess was also Chief Financial Officer at Alexion Pharmaceuticals and was a finance executive at Novozymes of North America and Novo Nordisk in France, Switzerland and China. He is also a board member of Avidity Biosciences and Achilles Therapeutics, a privately held biopharmaceuticals company, as well as Health Sciences Acquisitions Corporation 2. Mr. Boess received a Bachelor’s degree and Master’s degree in Economics and Finance, specializing in Accounting and Finance from the University of Odense, Denmark. We believe that Mr. Boess’ qualifications to serve on our Board include his business and financial experience working at pharmaceutical companies.
Pedro Granadillo has served as one of our directors since January 2018. He has over 40 years of biopharmaceutical industry experience with expertise in human resources, manufacturing, quality and corporate governance. From 1970 until his retirement in 2004, Mr. Granadillo held multiple leadership roles at Eli Lilly and Company, including Senior Vice President of Global Manufacturing and Human Resources and a member of the Executive Committee. In addition, Mr. Granadillo currently serves on the board of Health Sciences Acquisitions Corporation 2. Mr. Granadillo has previously served on the boards of directors at Haemonetics Corporation, Dendreon Corporation, Health Sciences Acquisitions Corporation and Noven Pharmaceuticals, as well as NPS Pharmaceuticals, which sold to Shire for $5.2 billion in 2015. He graduated from Purdue University with a Bachelor of Science in Industrial Engineering. We believe that Mr. Granadillo’s qualifications to serve on our Board include his depth of knowledge of the pharmaceutical industry and his many years of experience serving on the boards of directors of healthcare companies.
Gotham Makker, M.D. has served as one of our directors since January 2018. Dr. Makker has over 20 years of healthcare industry experience. Dr. Makker currently serves as head of Strategic Investments for RTW Investments, LP (“RTW”), a position he has held since 2019. From 2005 to 2019, he served as Chief Executive Officer of Simran Investment Group, LLC, a closely held equity investment fund. Prior to Simran, Dr. Makker was a healthcare portfolio manager and principal at Citadel Investment Group LLC, a position he held from 2002 to 2005. Prior to joining Citadel, Dr. Makker served as an analyst at Oracle Partners LP covering biotechnology and medical device sectors from 2000 to 2001. From 1999 to 2000, Dr. Makker was a senior analyst on the life sciences investment banking team at Hambrecht & Quist. Dr. Makker has previously served on the board of directors of Health Sciences Acquisitions Corporation. Dr. Makker received an M.D. from the University of Nebraska Medical School, and he completed the Sarnoff cardiovascular research fellowship at Columbia University, College of Physicians & Surgeons and at Harvard Medical School, Brigham & Women’s Hospital. We believe that Dr. Makker’s qualifications to serve on our Board include his years of experience in, and extensive knowledge of, the healthcare industry.
Gaurav Shah, M.D. has served as our Chief Executive Officer and as one of our directors since January 2018. Dr. Shah was appointed Chief Executive Officer of Private Rocket in September 2015. Prior to joining Private Rocket, from 2011-2015, Dr. Shah held various leadership positions at Novartis including Global Program Head for CART-19, Global Clinical Program Head for CTL-019 and Biosimilars, and Global Clinical Leader for Afinitor. Prior to Novartis, he spent three years at Eli Lilly and Company as Medical Director overseeing clinical development of numerous programs including olaratumab. During his industry tenure, he has participated in several drug development programs resulting in successful regulatory approvals, such as CTL-019 in pediatric ALL, the first cell and gene therapy approved in the U.S., and successful commercial launches. He also serves on the boards of privately-held Talaris Therapeutics and Altheia Science. Prior to joining industry, Dr. Shah was Assistant Professor of Medicine/Oncology at Columbia University. He holds a B.A. in Behavioral Neuroscience from Harvard University and an M.D. from Columbia University. Dr. Shah completed his internal medicine residency at Brigham & Women’s Hospital/Harvard Medical School and completed his hematology/oncology fellowship training at the Memorial-Sloan Kettering Cancer Center. We believe Dr. Shah is qualified to serve on our Board due to his role as Chief Executive Officer of the Company and his significant leadership and management experience in the biopharmaceutical industry.
David P. Southwell has served as one of our directors since August 2014. He serves as President, Chief Executive Officer and board member of TScan Therapeutics, a privately-owned cell therapy company. Mr. Southwell previously served as the President and Chief Executive Officer of Inotek from July 2014 to January 2018. From March 2010 to October 2012, Mr. Southwell served as Executive Vice President, Chief Financial Officer of Human Genome Sciences, Inc., which is owned by GlaxoSmithKline plc. Prior to his time at Human Genome Sciences, Mr. Southwell served as Executive Vice President and Chief Financial Officer of Sepracor Inc. from July 1994 to July 2008. Mr. Southwell has also served on the board of directors of PTC Therapeutics Inc. since December 2005 and Spero Therapeutics, Inc. from February 2018 to April 2019. Mr. Southwell received a B.A. from Rice University and an M.B.A. from Dartmouth College, where he served on the Board of Overseers from 2011 to 2020. We believe that Mr. Southwell’s qualifications to serve on our Board include his broad experience serving on the boards of directors of public companies, his specific experience with public therapeutics companies and his executive leadership, managerial and business experience.
Roderick Wong, M.D. has served as Chairman of our Board since January 2018. Dr. Wong served as the Chairman of the Board for Private Rocket from July 2015 until January 2018. Dr. Wong has over 15 years of healthcare investment experience. Since 2010, he has served as Managing Partner and Chief Investment Officer of RTW, a healthcare-centered investment firm. He also serves on the board of Avidity Biosciences and Health

Sciences Acquisitions Corporation 2. Prior to RTW, Dr. Wong was a Managing Director and the Portfolio Manager for the Davidson Kempner Healthcare Funds. Prior to joining Davidson Kempner, Dr. Wong held various healthcare investment and healthcare research roles at SAC Capital Company and Cowen & Company. Dr. Wong previously served on the board of directors of Penwest Pharmaceuticals and Health Sciences Acquisitions Corporation. He received an M.D. from the University of Pennsylvania Medical School, received an M.B.A. from Harvard Business School, and graduated with a B.S. in Economics from Duke University. We believe that Dr. Wong is qualified to serve on our Board due to his service prior to the closing of the Reverse Merger as Chairman of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the biopharmaceutical industry.
Naveen Yalamanchi, M.D. has served as one of our directors since January 2018. Dr. Yalamanchi joined Private Rocket as a Director in July 2015. Dr. Yalamanchi has over 15 years of healthcare investment and research experience. Since 2015, Dr. Yalamanchi has served as Partner and Portfolio Manager at RTW, a healthcare-centered investment firm. Prior to RTW, Dr. Yalamanchi was Vice-President and co-portfolio manager at Calamos Arista Partners, a subsidiary of Calamos Investments, a position he held from 2012 to 2015. Prior to joining Calamos Arista Partners, Dr. Yalamanchi held various healthcare investment roles at Millennium Management and Davidson Kempner Capital Management. Dr. Yalamanchi holds a B.S. in Biology from MIT and an M.D. from Stanford University. He completed his surgery internship at UCLA Medical Center. Dr. Yalamanchi has previously served on the board of directors of Health Sciences Acquisitions Corporation, and currently serves on the board of directors of Health Sciences Acquisitions Corporation 2. We believe that Dr. Yalamanchi is qualified to serve on our Board due to his service prior to the closing of the Reverse Merger as a member of the Board of Directors of Private Rocket and his years of experience in, and extensive knowledge of, the healthcare industry.
Information about Our Executive Officers
The following table identifies our executive officers and sets forth their current position(s) and their ages as of April 16, 2021.
Name	Age	Position(s) Held
Gaurav Shah, M.D.	46	Chief Executive Officer and Director
Jonathan Schwartz, M.D.	57	Chief Medical Officer
Kinnari Patel, Pharm.D., M.B.A.	42	President and Chief Operating Officer and Head of Development
Carlos Garcia-Parada	56	Chief Financial Officer, Principal Financial Officer
You should refer to “Nominees for Election as Directors” above for information about our Chief Executive Officer, Gaurav Shah, M.D. Biographical information for our other executive officers, as of April 16, 2021, is set forth below.
Jonathan Schwartz, M.D. joined us as Chief Medical Officer in January 2018 in connection with the Reverse Merger. Dr. Schwartz joined Private Rocket in January 2016 and served as Chief Medical Officer and Head of Clinical Development. Dr. Schwartz is responsible for leading our medical and program development. Dr. Schwartz has over 20 years of combined clinical practice and drug development experience. Prior to Private Rocket, Dr. Schwartz was Vice-President of Clinical Development at Stemline Therapeutics, where he oversaw development efforts for anticancer, vaccine and small-molecule platforms, a position he held since 2014. Prior to Stemline, he spent seven years at Eli Lilly and Company in several leadership positions, including Vice-President of Clinical Science, where he led development teams for numerous drug programs including ramucirumab. Previously, Dr. Schwartz was Associate Professor of Medicine at the Mount Sinai Medical Center in New York, specializing in the treatment and translational research of hepatobiliary malignancies and also served as Director for the Hematology-Oncology Fellowship training program. He has a B.A. in American Civilization from Brown University and an M.D. from Washington University (St. Louis). He completed post-graduate Internal Medicine and Hematology-Oncology training at the Mount Sinai and New York Presbyterian Hospitals.
Kinnari Patel, Pharm.D., M.B.A. joined us in January 2018 in connection with the Reverse Merger, and currently holds the position of President and Chief Operating Officer. Dr. Patel joined Private Rocket in April 2016, serving as Vice President – Head of Regulatory, Pharmacoviligence and Quality from April 2016 to July 2017, as Senior Vice President, Global Program Head and Head of Regulatory and Quality from August 2017 to December 2017, and Chief Operating Officer and Head of Development from January 2018 to February 2021.

Prior to joining Private Rocket, Dr. Patel was the Global Regulatory Lead at AstraZeneca from January 2015 to April 2016. Prior to that, Dr. Patel was Head of U.S. Risk Management at Bristol-Meyers Squibb from May 2014 through January 2015 and the U.S. Liaison for Global Regulatory Sciences at Bristol-Meyers Squibb from November 2010 to April 2014. Dr. Patel received the dual degrees of B.S. in Biology and Doctorate of Pharmacy from the USciences in Philadelphia, PA. She also completed a two-year Post-Doctoral Regulatory Affairs Fellowship through Rutgers University. She received her Executive M.B.A. from NYU Stern School of Business with specialization in Corporate Finance, Leadership and Strategy. Most recently, she graduated from the C-Suite Harvard Business School Advanced Management Program.
Carlos Garcia-Parada joined Rocket in January 2021 as Chief Financial Officer (“CFO”). Before joining Rocket, Mr. Garcia-Parada held several roles of increasing responsibility over 30 years at Novartis. He has significant experience working across different business units, leading finance organizations in the United States, Europe, Asia, and Latin America. Most recently he served as CFO at Novartis Oncology USA, where he played a leading role in launching Kymriah, the first CAR-T product on the market. Mr. Garcia-Parada earned his bachelor’s degree in Accounting from Universidad Gran Colombia and his MBA from University of Chicago’s Booth School of Business.
Information about the Board and Corporate Governance
Board of Directors
The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time.
The Board held four meetings during the year ended December 31, 2020. During the year ended December 31, 2020, each director then in office attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period. Each of our directors then in office attended our 2020 annual meeting of stockholders. It is our policy to encourage our directors to attend the Annual Meeting.
Board of Directors Independence
Under the listing requirements and rules of the Nasdaq Global Market (“Nasdaq”), independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that each of Dr. Björk, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Southwell and Dr. Yalamanchi qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Wong is the current Chairman of our Board and is not considered an independent director due to his role as chairman of an affiliate, RTW, and his continued role as an employee of the Company. Consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet in executive sessions without Dr. Wong and Dr. Shah in attendance. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. We do not have a lead independent director.
Committees of the Board
The Board has three committees: an audit committee (the “Audit Committee”), the Compensation Committee, and the Nominating and Corporate Governance Committee. During the year ended December 31, 2020, the Audit Committee held six meetings, the Compensation Committee held four meetings, and the Nominating and

Corporate Governance Committee held three meetings. Continuing directors and our nominees for election as director are strongly encouraged to attend the annual meeting of stockholders and to participate in our committee meetings. The following table provides membership information for each committee:
Name	Audit	Nominating and Corporate Governance	Compensation
Elisabeth Björk	X
Carsten Boess**	X*		X
Pedro Granadillo	X	X	X*
Gotham Makker		X
Naveen Yalamanchi		X*	X
*	Committee Chairman
**	Financial Expert
Audit Committee
The members of the Audit Committee are Dr. Elisabeth Björk, Mr. Carsten Boess and Mr. Pedro Granadillo. Mr. Boess serves as chair of the Audit Committee. Dr. Björk joined the Audit Committee in April 2020. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Our Board has determined that Dr. Björk, Mr. Boess and Mr. Granadillo are independent as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the Audit Committee is financially literate and that Mr. Boess qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:
•	appointing, determining the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;
•
establishing procedures for the receipt, retention and treatment of complaints received regarding ethics-related issues or potential violations of our code of business conduct and ethics and accounting and auditing-related complaints and concerns;

•
recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	regularly reporting to, and reviewing with the Board, any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and
•	discussing quarterly earnings releases.

AUDIT COMMITTEE REPORT(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020, with management and our registered public accounting firm, EisnerAmper LLP. The Audit Committee has discussed with EisnerAmper LLP the matters required by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the PCAOB regarding EisnerAmper LLP’s communication with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.
Rocket Pharmaceuticals, Inc.
Audit Committee
Carsten Boess, Chairman
Elisabeth Björk (Audit Committee member since April 20, 2020)
Pedro Granadillo
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mr. Pedro Granadillo, Dr. Gotham Makker and Dr. Naveen Yalamanchi. Dr. Yalamanchi serves as chairman of the Nominating and Corporate Governance Committee. Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of our Nominating and Corporate Governance Committee include, among other things:
•	recommending to the Board criteria for Board and committee membership;
•	establishing a policy and procedures for identifying and evaluating Board candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;
•	developing and recommending to the Board a set of corporate governance guidelines; and
•	overseeing the evaluation of the Board and management.
The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the Nominating and Corporate Governance Committee deems appropriate and assess the effectiveness of this policy/goal during the Board’s annual evaluation. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and
[1]
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.
The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated by-laws.
Compensation Committee
The members of our Compensation Committee are Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. Mr. Granadillo serves as chairman of the Compensation Committee. All members of the Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.rocketpharma.com/corporate-governance/. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The responsibilities of the Compensation Committee include, among other things:
•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining and approving the compensation of our Chief Executive Officer;
•	determining the compensation of our other executive officers;
•	overseeing and administering our compensation and similar plans;
•	appointing, compensating, and overseeing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of Nasdaq;
•	reviewing our policies and procedures for the grant of equity-based awards;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	preparing the Compensation Committee Report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable;
•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if applicable; and
•	reviewing and discussing with the Board corporate succession plans for the Chief Executive Officer and other key officers.
As part of its process for approving or recommending to the Board the compensation for our senior executives other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated by-laws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. Since October 2016, the Compensation Committee has directly engaged a compensation consultant to assist with matters relating to senior executive and director compensation. The Compensation Committee requested that its compensation consultant:
•	develop a peer group of public companies to be used to benchmark pay levels of the senior leadership team and the Board;

•	benchmark the total direct compensation of the senior leadership team;
•	review the pay mix of the senior leadership team and compare it to the pay mix of the named executive officers of our peer group;
•	review the amount of equity used to support the executive and Board pay programs and evaluate how this equity usage compared to peer practices and proxy advisory policies; and
•	conduct a detailed analysis of the design and amount of board of director pay at the peer companies and compare this to the Company’s current practices.
The Compensation Committee’s compensation consultant ultimately developed recommendations that were presented to the Compensation Committee for its consideration. These recommendations covered the executive and Board pay programs. Semler Brossy Consulting Group LLC (“Semler Brossy”) has served as the Compensation Committee’s compensation consultant since June 2019. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee reviewed the independence of Semler Brossy, and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) on Semler Brossy. The Compensation Committee concluded that Semler Brossy is independent and their work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to Semler Brossy except fees related to their services to the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, the Compensation Committee consisted of Mr. Carsten Boess, Mr. Pedro Granadillo and Dr. Naveen Yalamanchi. No member of our Compensation Committee then in service had ever been an officer or employee of the Company or had any other relationship requiring disclosure herein. None of our executive officers then in office served as a member of the board of directors or compensation committee of any other entity that had one or more of its officers serving on our Board or Compensation Committee.
Board Leadership
Dr. Roderick Wong currently serves as chairman of our Board. Our Board has determined that its current structure, with separate Chairman and Chief Executive Officer roles, is in the best interests of the Company and its stockholders at this time. The Board believes that this governance structure promotes balance between the Board’s independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Our Board believes that this leadership structure is appropriate for us, given Dr. Wong’s extensive knowledge and understanding of the biopharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Wong’s qualifications to be our chairman include his significant experience as a healthcare investor in all stages of the lifecycle of biopharmaceutical companies.
Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements, including managing violations of our code of business conduct and ethics, and considers and approves or disapproves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.rocketpharma.com/corporate-governance/, under the corporate governance tab on our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above within four business days following the date of amendment or waiver. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholder Communications with Our Board
Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512. Our Secretary will relay the information received to the Board. Stockholders may also visit our website at www.rocketpharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company’s stockholders are being asked by the Audit Committee to ratify the appointment of EisnerAmper LLP to serve as the Company’s independent registered public accounting firm. EisnerAmper LLP has served as the independent registered public accounting firm for Private Rocket since 2016 and was appointed to be the independent registered public accounting firm for the Company on March 16, 2018. The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. However, the Board believes that submitting the appointment of EisnerAmper LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain EisnerAmper LLP. If the selection of EisnerAmper LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required
The proposal to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021, requires an affirmative vote of a majority of the votes cast for or against the proposal at the Annual Meeting by holders of shares present virtually via the Internet or represented by proxy and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by its independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.
Audit Fees and Services
The following table presents aggregate fees billed for each of the years ended December 31, 2019 and 2020 for professional services rendered by EisnerAmper LLP in the categories listed below.
The Audit Committee pre-approved all services provided by our independent registered public accounting firm for the fiscal year ended December 31, 2020.
	2020	2019
Audit Fees(1)	$438,988	$250,775
Audit-Related Fees(2)	—	—
Tax Fees(3)	89,441	85,448
All Other Fees(4)	—	—
Total	$528,429	$336,223
(1)
“Audit Fees” include the aggregate fees billed for audit of annual financial statements, audit of internal controls under Sarbanes-Oxley, review of financial statements included in the Form 10-Qs, and services normally provided by the accountant for statutory and regulatory filings or engagements for those fiscal years. The 2020 audit fees included $41,650 of fees billed in connection with our follow-on public offering.

(2)
“Audit-Related Fees” include the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	“Tax Fees” include the aggregate fees billed for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” include the aggregate fees billed for any other products and services provided by the principal accountant.

PROPOSAL 3
NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Our Board is providing our stockholders with an opportunity to cast a non-binding, advisory vote to approve the compensation of our named executive officers.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. As described below in the Compensation Discussion and Analysis section, we have developed a compensation program that is designed to motivate employees to achieve short-term and long-term results that are in the best interests of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for our success.
We are asking for stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, which includes the disclosures under the Compensation Discussion and Analysis section below, including the compensation tables and the narrative discussion following the compensation tables in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
The following resolution will be submitted for a stockholder vote at the Annual Meeting:
“BE IT RESOLVED THAT the Company’s stockholders hereby approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Section 14A of the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.”
As this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action as a result of the outcome of this vote. However, the Compensation Committee will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.
Vote Required
For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal No. 3.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4
NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Act enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking a non-binding, advisory determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide a non-binding, advisory approval of the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every year (“EVERY YEAR” on the proxy card), every two years (“2 YEARS” on the proxy card) or every three years (“3 YEARS” on the proxy card), or to abstain on the matter.
After careful consideration, our Board recommends that an advisory vote on executive compensation should be held every year. Annual votes will provide the Board and the Compensation Committee with clearer feedback regarding the compensation of our named executive officers. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual executive compensation advisory vote will complement the annual focus of our proxy statement disclosure and provide the Board and the Compensation Committee with the clearest and most timely feedback of the three frequency options. Additionally, an annual executive compensation advisory vote is consistent with our policy of reviewing our compensation programs annually, as well as considering input from our stockholders on corporate governance and executive compensation matters. This feedback may then be considered by the Board and the Compensation Committee in their annual decision-making process. For these reasons, we believe an annual vote would be the best governance practice for our Company at this time.
This vote is advisory, and therefore not binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future advisory votes on the compensation of our named executive officers.
Vote Required
This proposal requires a vote of the majority of the shares of common stock entitled to vote at the Annual Meeting. For this proposal, stockholders are entitled to vote for one of the four provided choices: every year, every two years, every three years, or abstain from voting. If none of these frequency alternatives receive a majority vote, we will consider the frequency that receives the highest number of votes by the stockholders to be the frequency that has been selected by the stockholders.
Our Recommendation
THE BOARD RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR EVERY YEAR (“EVERY YEAR” ON THE PROXY CARD) AS THE FREQUENCY FOR FUTURE NON-BINDING, ADVISORY STOCKHOLDER VOTES REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

TRANSACTION OF OTHER BUSINESS
Our Board does not know of any other matters to be raised at the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the appropriate executive officers and directors named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.
COMPENSATION DISCUSSION AND ANALYSIS
Rocket Pharmaceuticals merged into Inotek Pharmaceuticals Corporation and became a public company in January 2018, and we filed our proxy statements for the 2018 and 2019 fiscal years under the scaled reporting rules applicable to emerging growth companies. As of December 31, 2020, we ceased to be an emerging growth company and, therefore, this year’s proxy statement includes additional detail regarding executive compensation that was previously not required, including:
•	Compensation Discussion and Analysis and additional compensation tables and disclosure; and
•	Advisory votes on the compensation of our named executive officers and on the preferred frequency of advisory votes on the compensation of our named executive officers.
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program during the fiscal year ended December 31, 2020 (“fiscal 2020”) for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:
•	Gaurav D. Shah, M.D., Chief Executive Officer (“CEO”) and Director;
•	Kinnari Patel, Pharm.D., MBA, President and Chief Operating Officer;
•	Jonathan Schwartz, M.D., Chief Medical Officer and SVP;
•	John Militello, CPA, Vice President – Finance, Principal Accounting Officer and former Principal Financial Officer; and
•	Kamran Alam, CPA, former Senior Vice President – Finance and Principal Financial Officer.
This section also discusses our executive compensation philosophy, objectives and design; how and why the Compensation Committee arrived at the specific compensation policies and decisions during fiscal 2020; the role of Semler Brossy, the Compensation Committee’s independent compensation consultant; and the peer group used in evaluating executive compensation.
Executive Summary
We are a clinical-stage, multi-platform biotechnology company focused on the development of first, only and best-in-class gene therapies, with direct on-target mechanism of action and clear clinical endpoints for rare and devastating diseases. We have four clinical-stage ex vivo lentiviral vector programs. These include programs for Fanconi Anemia (“FA”), a genetic defect in the bone marrow that reduces production of blood cells or promotes the production of faulty blood cells, Leukocyte Adhesion Deficiency-I (“LAD-I”), a genetic disorder that causes the immune system to malfunction, Pyruvate Kinase Deficiency (“PKD”), a rare red blood cell autosomal recessive disorder that results in chronic non-spherocytic hemolytic anemia and Infantile Malignant Osteopetrosis (“IMO”), a genetic disorder characterized by increased bone density and bone mass secondary to impaired bone resorption. Of these, both the Phase 2 FA program and the Phase ½ LAD-I program are in registration-enabling studies in the United States (“U.S.”) and Europe (“EU”). In addition, in the U.S., we have a clinical stage in vivo adeno-associated virus (“AAV”) program for Danon disease, a multi-organ lysosomal-associated disorder leading to early death due to heart failure. We have global commercialization and development rights to all of these product candidates under royalty-bearing license agreements. Additional work on a gene therapy program for the less common FA subtypes C and G is ongoing.
Through our gene therapy platforms, we aim to restore normal cellular function by modifying the defective genes that cause each of the targeted disorders.

Fiscal 2020 Financial and Business Highlights
In fiscal 2020, we achieved significant financial and business results, including:
•	Demonstrated proof of concept in all four of the programs currently in clinical trials, including those for Danon disease, PKD, FA and LAD-I.
•	Successfully raised approximately $300 million in financing, with a tripling of stock price; and
•	Opened our Cranbury, NJ headquarters and manufacturing and R&D facility.
Fiscal 2020 Executive Compensation Highlights
In fiscal 2020, the key highlights of our executive compensation program included:
•
Base Salary and Target Cash Incentives. We increased the base salaries and/or target cash incentives of certain of our executive officers to recognize their continued strong performance and to align more closely with our peer group.

•
Equity Awards. We granted stock option awards to each of our executive officers with a three-year vesting schedule to recognize their strong individual performance, as well as help ensure that their equity awards would deliver compensation and retention value closer to that provided to the companies in our compensation peer group and to continue to align the interests of executive officers with our stockholders.

•	Annual Cash Incentives Paid Based on Corporate Performance. We exceeded our corporate objectives by 50% and paid annual cash incentive awards to our executive officers based on this performance.
Stockholder Advisory Vote on Executive Compensation
As described above, this year we will hold our first non-binding stockholder advisory votes on the compensation of our named executive officers as disclosed in this proxy statement (a “Say-on-Pay vote”), and on the frequency of any future Say-on-Pay votes. See the sections titled “Non-Binding, Advisory Vote on Named Executive Officer Compensation” and “Non-Binding, Advisory Vote on the Frequency of Advisory Votes on Named Executive Officer Compensation” for more information. We value the opinions of our stockholders and will consider the outcome of future Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.
Compensation Philosophy and Objectives
We are designing our executive compensation program to achieve the following objectives:
•	attract, motivate and retain executive officers of outstanding ability and potential;
•	motivate and reward behavior consistent with our corporate performance objectives; and
•	ensure that compensation is meaningfully tied to the creation of stockholder value through the development of best-in-class gene therapies.
We believe that our executive compensation program should include short-term and long-term elements and should reward consistent performance achieving the corporate and strategic objectives that support long-term value creation. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by similar companies operating in the biotechnology and pharmaceuticals industry, in particular our peer companies, taking into account the role and performance of the individual executive and the performance and strategic objectives of Rocket Pharmaceuticals.

Compensation Policies and Practices
Our executive compensation and corporate governance program are designed to link pay with operational performance and increase long-term stockholder value while striking a responsible balance between risk and reward. To accomplish these objectives, we have adopted the following policies and practices over time:
What We Do		What We Don’t Do
☐	Pay-for-performance philosophy and culture	☐	Allow for pledging without prior Board approval and hedging of company stock by executive officers or directors
☐	More than two-thirds of our current NEOs’ total target direct compensation is performance-based and/or at risk	☐	Provide tax gross-up payments
☐	Independent compensation committee	☐	Provide for single trigger vesting of equity awards
☐	Independent compensation consultant	☐	Provide for excessive severance in the event of a change in control
☐	Responsible use of shares under our long-term incentive program	☐	Allow for repricing, cash-out or exchange “underwater” stock options without stockholder approval
☐	Annual risk assessment of our compensation program	☐	Provide executive pension plans or supplemental retirement plans
☐	Limited perquisites and personal benefits
Compensation Design
The compensation arrangements for our executive officers consist of base salary, performance-based cash incentives, equity awards, and broad-based welfare and health benefit programs. While we offer cash compensation in the form of base salaries and annual cash incentives, we intend equity compensation to be the central component of our executive compensation program.
We emphasize the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. The longer term nature of equity mirrors the long-term investment in bringing new therapies to market, and incentivizes continuity of leadership over the long term. Historically, we have provided equity compensation primarily in the form of stock options because we believe that stock options serve as an effective performance incentive for our executive officers because the executive officer derives value only if our stock price increases, which benefits all stockholders.
The Compensation Committee reviews our executive compensation program annually. As part of this review process, the Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive based on input from and market data provided by the Compensation Committee’s independent compensation consultant. The Compensation Committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.
Compensation-Setting Process
The Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. The Compensation Committee seeks input and receives recommendations from our Chief Executive Officer when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. The Compensation Committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our Compensation Committee, see “Board of Directors and Corporate Governance—Board Committees” elsewhere in this proxy statement.

Role of our Chief Executive Officer
In fiscal 2020, our CEO and human resources team assisted the Compensation Committee in evaluating the performance of our other executive officers and making recommendations to the Compensation Committee with respect to base salary adjustments, target annual cash incentive opportunities, actual cash incentive award payments, and equity awards for each executive officer. While the Compensation Committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers. In setting compensation for the CEO, the Compensation Committee consults with the full Board of Directors, excluding the CEO.
Role of Compensation Consultant
In fiscal 2020, the Compensation Committee retained Semler Brossy to provide advice regarding our executive compensation program. Pursuant to this engagement, Semler Brossy performed the following projects for the Compensation Committee:
•	assisted in the development of the compensation peer group that we use to understand market competitive compensation practices;
•	provided compensation data and analysis of our executive compensation program, comparing our program to those of companies in our compensation peer group; and
•	advised on trends and developments relating to executive compensation.
Semler Brossy does not provide any other services to us. Semler Brossy maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, the Compensation Committee has assessed the independence of Semler Brossy considering, among other things, the factors set forth in Exchange Act rules and the Nasdaq listing standards and concluded that no conflict of interest exists with respect to Semler Brossy’s engagement by the Compensation Committee.
Compensation Peer Group
In September 2019, the Compensation Committee identified a compensation peer group designed to reflect companies that are in the biotechnology and pharmaceutical sectors, with similar company stage, pipeline, headcount and mid-level market capitalization. We had a market capitalization and headcount slightly below the median for the compensation peer group. Our compensation peer group for fiscal 2020 consisted of the following companies:
Abeona Therapeutics Inc.
Adverum Biotechnologies, Inc.
Audentes Therapeutics, Inc.
AVROBIO, Inc.
CRISPR Therapeutics AG
Editas Medicine, Inc.
Homology Medicines, Inc.
Intellia Therapeutics, Inc.
Kadmon Holdings, Inc.
Krystal Biotech, Inc.
Orchard Therapeutics plc
Prevail Therapeutics Inc.
REGENXBIO Inc.
Solid Biosciences Inc.
Stemline Therapeutics, Inc.
uniQure N.V.
Voyager Therapeutics, Inc.
The Compensation Committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a benchmark for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group.

Elements of Our Executive Compensation Program
Our executive compensation program consists of three principal components:
•	base salary;
•	cash incentives; and
•	equity compensation.
In fiscal 2020, approximately 92% of our CEO’s and about 80% on average of our other named executive officers’ total target compensation consisted of “at-risk” and/or performance-based compensation.
Base Salary
We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was originally established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted to reflect changes in market conditions or other factors, including changing responsibilities as our executive officers’ positions evolve. In January 2020, the Compensation Committee reviewed the base salaries of our named executive officers and, after considering analysis performed by Semler Brossy, determined to increase base salaries, effective as of January 1, 2020, for certain of our named executive officers in recognition of strong performance by the named executive officers and to better align base salaries with base salaries for similarly situated executives in our peer group. Mr. Militello also received an additional base salary adjustment in August 2020, in connection with his promotion to Vice President – Finance and his reinstatement as interim Principal Financial Officer. The base salaries for our named executive officers during fiscal 2020 are set forth below.
Named Executive Officer	Fiscal 2019 Base Salary	Fiscal 2020 Base Salary
Gaurav D. Shah	$480,000	$540,000
Kinnari Patel	$415,000	$450,000
Jonathan Schwartz	$375,000	$395,000
Kamran Alam(1)	$300,000	$300,000
John Militello	$235,000(2)	$265,000(2)
(1)	Mr. Alam left the Company on July 30, 2020.
(2)
Mr. Militello’s base salary was increased from $250,000 to $265,000 in August 2020 in connection with his promotion to Vice President – Finance and his reinstatement as interim Principal Financial Officer. Mr. Militello's base salary increased from $225,000 to $235,000 in July 2019 in connection with his promotion to Sr. Controller.

Annual Cash Incentives
We provide our executive officers with the opportunity to receive annual cash incentives that are intended to encourage the achievement of corporate performance objectives, in particular corporate targets relating to advancing the clinical pipeline, building our R&D and manufacturing infrastructure, and growing and sustaining the Company. In January 2020, the Compensation Committee reviewed the target cash incentive amounts of our named executive officers. The fiscal 2020 target cash incentive amounts for our named executive officers, both in dollars and as a percentage of base salary are set forth below.
Named Executive Officer	Fiscal 2020 Total Target Cash Incentive ($)	Fiscal 2020 Total Target Cash Incentive (as a % of Base Salary)
Gaurav D. Shah	$324,000	60%
Kinnari Patel	$202,500	45%
Jonathan Schwartz	$158,000	40%
Kamran Alam(1)	$105,000	35%
John Militello(2)	$71,000	30%
(1)	Mr. Alam left the Company on July 30, 2020 and, accordingly, was not eligible to and did not receive a bonus for fiscal 2020.
(2)
Mr. Militello’s base salary was increased to $265,000 in August 2020 in connection with his promotion to Vice President – Finance and his reinstatement as interim Principal Financial Officer and, accordingly, his target bonus was increased to $79,500. His annualized target bonus for 2020, pro-rated for the adjustment midyear, was $71,000.

In January 2020, the Compensation Committee set the corporate performance objectives for fiscal 2020 annual cash incentives as set forth below:
•	Achieve timeline objectives for clinical studies in Danon, FA, LAD-I, PKD and IMO.
•	Initiate development medical affairs, health economics and outcomes research, and commercial functions.
•	Expand R&D facility and establish in-house AAV manufacturing capabilities in Cranbury, New Jersey.
•	Strengthen infrastructure and build and sustain overall compliance, including Sarbanes-Oxley compliance.
•	Secure Rocket’s cash runway to commercialization, through management within budget, readiness for opportunistic financing and optimizing capital structure.
•	Increase brand reputation and visibility of Rocket as a premier gene therapy company.
•	Enable growth and persistence of Rocket culture and values during rapid growth and expansion of the Company.
In February 2021, the Compensation Committee determined that the Company had achieved the corporate goals for fiscal 2020 at 150% of target levels.
In addition, the Compensation Committee assessed the individual performance of each of the named executive officers who was then serving other than the CEO, for whom the Compensation Committee believes the annual cash incentive bonus should be based entirely upon achievement of the corporate performance objectives. For each of the other named executive officers, their annual bonus is determined by multiplying their target cash incentive amount by first their individual multiplier, and then the company multiplier. The Compensation Committee determined that, for individual performance: Dr. Patel achieved 120% of target, Dr. Schwartz achieved 90% of target, and Mr. Militello achieved 110% of target. In making its determinations regarding individual performance, the compensation committee considered the following achievements in 2020 for each of the named executive officers other than the CEO:
•	Dr. Patel: proof of concept in four clinical programs, launch of Cranbury manufacturing site, and hiring/growth of company to nearly 100 people
•	Dr. Schwartz: proof of concept in four clinical programs
•	Mr. Militello: achievement of Sarbanes-Oxley compliance through development of internal controls infrastructure, service as interim Principal Financial Officer.
In light of such achievement, the Compensation Committee determined to award annual cash incentive awards to the named executive officers as set forth in the following table. Mr. Alam left the Company on July 30, 2020 and, accordingly, was not eligible to and did not receive an annual cash incentive award for 2020.
Named Executive Officer	2020 Target Cash Incentive Award Opportunity	2020 Target Cash Incentive Award (% of 2020 Salary)	2020 Cash Incentive Award Payment	Payout Percentage
Gaurav D. Shah	$324,000	60%	$486,000	150%
Kinnari Patel	$202,500	45%	$364,500	180%
Jonathan Schwartz	$158,000	40%	$213,300	135%
John Militello(1)	$71,000	30%	$117,150	165%
(1)
Mr. Militello’s base salary was increased to $265,000 in August 2020 in connection with his promotion to Vice President – Finance and his reinstatement as interim Principal Financial Officer and, accordingly, his target bonus was increased to $79,500. His annualized target bonus for 2020 was $71,000.

Equity Compensation
We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has been provided largely in the form of equity awards. Historically, we have used stock options to help align the interests of our executive officers with the interests of our stockholders and to enable them to participate in the appreciation of our common stock. We believe that stock options serve as the most effective performance incentive for our executive officers at this time, since the executive officer derives value only if our stock price increases, which benefits all stockholders.
The size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee at a level that it believes is competitive with current market conditions (as reflected by our compensation peer group), and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, his or her experience, his or her past performance and expected future contributions, his or her current equity holdings and the potential equity awards of our other executive officers.
In February 2020, the Compensation Committee met and discussed the design and implementation of a more robust, long-term equity compensation program with option awards, with a multi-year horizon and time-based vesting requirements as central components. When determining the size of equity awards, the Compensation Committee considers the number of options granted, with a reference to the executive’s total percentage ownership in the Company.
For fiscal 2020, the Compensation Committee determined to grant each of our executive officers time-based stock options that vest over three years, with one-third vesting on the first anniversary of the date of grant and the remainder vesting in equal quarterly installments over the following two years. The Compensation Committee granted stock options to each of the named executive officers who were then serving in February 2020. Due to an administrative error, these awards were granted in two tranches within a four-day period. In addition, the Compensation Committee made an additional stock option grant to Dr. Patel in September for exceptional performance and an additional stock option grant to Mr. Militello in August in connection with his promotion to Vice President – Finance and his reinstatement as interim Principal Financial Officer. The table below provides information regarding the number of shares underlying stock options granted to each named executive officer in fiscal 2020 and the aggregate grant date fair value of such equity awards.
Named Executive Officer	Number of Shares Subject to Options (#)	Aggregate Grant Date Fair Value
Gaurav D. Shah	383,306	$5,821,735
Kinnari Patel	215,000	$3,254,721
Jonathan Schwartz	82,000	$1,251,033
Kamran Alam(1)	28,000	$427,670
John Militello	40,000	$617,270
(1)
Mr. Alam left the Company on July 30, 2020 and forfeited his unvested option grants in their entirety. The stock-based compensation expense recorded during 2020 for Mr. Alam’s stock options was subsequently reversed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

Benefits Programs
Our employee benefit programs, including our 401(k) plan and health and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our Compensation Committee.

Post-Employment Compensation
We have entered into post-employment compensation arrangements with certain of our named executive officers as described in more detail in “Potential Payments upon Termination or Change in Control” below.
In determining payment and benefit levels under the various circumstances covered by such post-employment compensation arrangements, the Compensation Committee has drawn a distinction between voluntary terminations of employment, terminations of employment for cause, and involuntary terminations of employment both in connection with or not involving a change in control of the Company. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are generally not appropriate in the event of a voluntary resignation or a termination of employment for cause because such events often reflect either an affirmative decision by the executive officer to end his or her relationship with us or inadequate performance.
The post-employment compensation arrangements with certain of our named executive officers also contain certain specified payments and benefits in the event of an involuntary termination of employment in connection with a change in control of the Company. We believe that these arrangements are designed to align the interests of management and stockholders when considering the long-term future for the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officer and our stockholders.
We do not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer may owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).
Other Compensation Policies
Equity Awards Grant Policy
The Compensation Committee has adopted a policy governing equity awards that are granted to our non-executive employees. Equity awards to our executive officers or members of the Board must be approved either by the Board or the Compensation Committee at a meeting or by unanimous written consent. This policy provides that the CEO may make awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the first Monday of the month following the employee’s start date, or for grants to existing employees, the date of approval. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.
Policy on Hedging, Pledging and Other Short-Term or Speculative Transactions
Our insider trading policy applies to all employees, including our executive officers and members of our Board, and prohibits any hedging and monetization transactions that transfer, with respect to equity compensation all or a portion of the risk of a decline in the market price of shares of Company common stock. Instruments that would be considered to be a “hedge” include prepaid variable forward contracts, equity swaps, collars, and exchange funds. In addition, employees and members of our Board may not engage in short sales or transactions in publicly traded options on Company securities, such as puts, calls, and other derivative securities, on an exchange or in any other organized market. Further, such persons are prohibited from entering into loans or other arrangements where Company securities are pledged as collateral, except as may be approved by our full Board. Standing orders may only be used only for a very brief period of time.
Policy regarding 10b5-1 Plans for Directors and Executive Officers
Our insider trading policy generally requires that our executive officers and members of our Board may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.

Compensation Policies and Practices as they relate to Risk Management
The Compensation Committee has reviewed our executive and employee compensation programs, and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•
We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.

•
We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•	Employees of Rocket Pharmaceuticals are required to comply with our code of conduct, which covers, among other things, accuracy in keeping financial and business records.
•	The Compensation Committee approves the overall annual equity pool and the employee equity award guidelines.
•	A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders.
•
As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code (“Section 162(m)”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.
Accounting Treatment
We account for stock compensation in accordance with the authoritative guidance set forth in FASB ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in Rocket Pharmaceutical’s Annual Report on Form 10-K for fiscal 2020 and included in this proxy statement.
The Compensation Committee

Pedro Granadillo (Chair)
Carsten Boess
Naveen Yalamanchi

 EXECUTIVE COMPENSATION
2020 Summary Compensation Table
The following table sets forth the total compensation awarded to or earned by our NEOs during the fiscal years indicated.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(3)	Total ($)
Gaurav D. Shah, M.D. Chief Executive Officer	2020	540,000	486,000(4)	5,821,735	11,400	6,859,135
	2019	480,000	349,140(4)	3,043,306	11,200	3,883,646
	2018	413,735	300,940(4)	5,651,220	9,857	6,375,752
Kinnari Patel, Pharm.D., MBA President and Chief Operating Officer	2020	450,000	364,500(4)	3,254,721	11,400	4,080,621
	2019	415,000	257,715(4)	2,092,294	11,200	2,776,209
	2018	358,864	198,093(4)	2,423,050	11,066	2,991,073
Jonathan Schwartz, M.D., SVP and Chief Medical Officer	2020	395,000	213,300(4)	1,251,033	11,400	1,870,733
	2019	375,000	155,250(4)	937,261	8,165	1,475,675
	2018	359,820	157,241(4)	830,761	8,854	1,356,675
Kamran Alam Senior Vice President – Finance and Principal Financial Officer(5)	2020	197,230	—(5)	427,670	9,350	634,250
	2019	54,545	80,000(2)	1,916,912	—	2,051,457
John Militello, Vice President – Finance, Sr. Controller and Treasurer Principal Accounting Officer, former Principal Financial Officer	2020	257,233	117,150(4)	617,270	11,400	1,003,053
(1)
Reflects the aggregate grant date fair value of option awards granted to our named executive officers in the years indicated, calculated in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2020. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
Represents portion of signing bonus paid to Mr. Alam in 2019 pursuant to his offer letter dated September 25, 2019. Mr. Alam left the Company prior to the first anniversary of his start date and repaid his signing bonus to the Company.

(3)	Represents Company matching contributions to the accounts of our named executive officers in the Company’s 401(k) plan.
(4)
Represents bonus amounts earned with respect to individual and Company performance in the years indicated, which were paid in the following year. For a discussion of bonuses for fiscal 2020, see above under “Compensation Discussion and Analysis – Annual Cash Incentives.”

(5)	Mr. Alam left the Company in July 2020 and did not receive an annual bonus for 2020. In addition, he forfeited all unvested equity awards held by him, including all awards granted to him in 2020.
Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2020 to the Company’s named executive officers.
	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock and Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Gaurav Shah, M.D.	2/6/20	—	383,306	22.72	5,821,735
Kinnari Patel, Pharm.D., MBA	2/6/20	—	150,000	22.72	2,278,233
	2/10/20		15,000	23.89	239,820
	9/8/20		50,000	23.05	736,668
Jonathan Schwartz, M.D.	2/6/20	—	75,000	22.72	1,139,117
	2/10/20		7,000	23.89	111,916
Kamran Alam(2)	2/6/20	—	25,000	22.72	379,705
	2/10/20		3,000	23.89	47,964

	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Stock and Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($) (1)
John Militello	2/6/20	—	20,000	22.72	303,777
	2/10/20		2,000	23.89	31,976
	8/3/20		18,000	24.82	281,517
(1)
Reflects the aggregate grant date fair value of option awards granted to our named executive officers in the years indicated, calculated in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2020.

(2)	Mr. Alam left the Company in July 2020 and forfeited all unvested equity awards held by him, including all awards granted to him in 2020.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2020. Mr. Alam has been omitted from this table as he left the Company in July 2020 and did not hold any outstanding equity awards as of December 31, 2020.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
Gaurav D. Shah, M.D.	152,370	—	1.69	4/12/27
	362,034	32,916	18.75	3/29/28
	210,468	105,232	14.56	1/28/29
	—	383,306	22.72	2/6/30
Kinnari Patel, Pharm.D., M.B.A.	55,869	—	1.21	4/18/26
	38,093	—	1.69	4/12/27
	160,417	14,583	18.75	3/29/28
	120,000	60,000	14.56	1/28/29
	20,838	29,162	10.85	9/2/29
	—	150,000	22.72	2/6/30
	—	15,000	23.89	2/10/30
	—	50,000	23.05	9/8/30
Jonathan Schwartz, M.D.	251,410	—	1.21	2/08/26
	11,428	—	1.69	4/12/27
	55,000	5,000	18.75	3/29/28
	43,750	31,250	14.56	1/28/29
	12,500	17,500	10.85	9/2/29
	—	75,000	22.72	2/6/30
	—	7,000	23.89	2/10/30
John Militello	9,167	833	12.55	1/8/28
	9,167	833	18.75	3/29/28
	8,334	1,666	20.61	6/25/28
	4,998	15,002	14.56	1/28/29
	4,165	5,835	10.85	9/2/29
	—	20,000	22.72	2/6/30
	—	2,000	23.89	2/10/30
	—	18,000	24.82	8/3/30
(1)
These stock options have a grant date that is ten years prior to the expiration date. Such awards vest 33% on the first anniversary of the date of grant with the remaining portion subject to equal quarterly vesting over the following two years.

Option Exercises and Stock Vested
The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of stock awards during the year ended December 31, 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gaurav Shah, M.D.	380,925	6,931,449	—	—
Kinnari Patel, Pharm.D., MBA	—	—	—	—
Jonathan Schwartz, M.D.	—	—	—	—
Kamran Alam	—	—	—	—
John Militello	—	—	—	—
(1)
The value realized on exercise is equal to the difference between the closing price of the stock on the exercise date less the per share exercise price, multiplied by the number of shares for which the option was being exercised.

Executive Agreements; Termination and Change in Control Benefits
Severance and Change in Control Agreements
In October 2018, the Company entered into Severance and Change in Control Agreements (the “Severance Agreements”) with Gaurav D. Shah, M.D., Kinnari Patel, Pharm.D., M.B.A. and Jonathan Schwartz, M.D.
The Severance Agreements provide the executives with certain severance benefits upon certain qualifying terminations of employment.
In connection with a termination of the executive’s employment by the Company for Cause or by the executive without Good Reason (each as defined below), the executive is not entitled to any severance payments or benefits and is only entitled to receive (i) any accrued but unpaid base salary and accrued but unused vacation, (ii) any unpaid annual bonus with respect to any completed fiscal year immediately preceding the date of termination (provided, however, that if the executive is terminated for Cause, such bonus shall be forfeited), (iii) reimbursement for unreimbursed business expenses, and (iv) employee benefits, if any, to which the executive may be entitled as of the date of termination ((i) through (iv) collectively, the “Accrued Amounts”).
In connection with a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason, the executive is entitled to receive the Accrued Amounts and, upon execution of an irrevocable release of claims in favor of the Company, (i) a lump sum payment equal to, in the case of Dr. Patel and Dr. Schwartz, nine months and, in the case of Dr. Shah, 12 months, of the executive’s annual base salary for the year in which termination occurs and (ii) if timely elected, in the case of Dr. Patel and Dr. Schwartz, nine months and, in the case of Dr. Shah, 12 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment with the Company without Cause (other than on account of the executive’s death or Disability) or by the executive for Good Reason within 12 months following a Change in Control (as defined below), the executive is entitled to receive, upon execution of an irrevocable release of claims in favor of the Company, (i) the Accrued Amounts, (ii) a lump sum payment equal to, in the case of Dr. Patel and Dr. Schwartz, 12 months and, in the case of Dr. Shah, 18 months, of the executive’s annual base salary for the year in which termination occurs, (iii) a lump sum amount equal to any annual bonus to which the executive would have been entitled for the year in which termination occurs, and (iv) if timely elected, in the case of Dr. Patel and Dr. Schwartz, 12 months and, in the case of Dr. Shah, 18 months, of Company-paid COBRA benefits.
In connection with a termination of the executive’s employment upon death or Disability (as defined in the Severance Agreements) of the executive, the executive (or the executive’s estate or beneficiaries) is entitled to receive the Accrued Amounts and a pro-rata portion of the annual bonus, if any, the executive would have earned for the year in which termination occurs.
The payments and benefits provided under the Severance Agreements in connection with a Change in Control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject the executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an executive in connection with a Change in Control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the executive.
For purposes of the Severance Agreements, “Cause” means (as determined by the Board in their discretion exercised in good faith):
•	any material breach by the executive of any agreement between the executive and the Company;
•	the conviction of, indictment for or plea of nolo contendere by the executive to a felony or a crime involving moral turpitude; or
•	any material misconduct or willful and deliberate nonperformance (other than by reason of the executive’s Disability) by the executive of the executive’s duties to the Company.
For purposes of the Severance Agreements, “Good Reason” means the occurrence of any of the following in each case during the term of employment without the executive’s written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the executive describing the applicable circumstances (which notice must be provided by the executive within 90 days of the executive’s knowledge of the applicable circumstances):
•	a material, adverse change in the executive’s duties, responsibilities, authority, title or reporting structure;
•	a material reduction in the executive’s base salary or bonus opportunity; or
•	a geographical relocation of the executive’s principal office location by more than 50 miles.
For purposes of the Severance Agreements, a “Change in Control” shall be deemed to have occurred upon the occurrence of any one of the following events:
•	the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;
•
a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or
•
any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

In addition, the stock option agreements with Dr. Shah, Dr. Patel, Dr. Schwartz and Mr. Militello provide for accelerated vesting of 100% of the unvested portion of the shares underlying the stock option upon a termination of the executive’s employment with the Company without Cause or by the executive for Good Reason (each as defined in the applicable stock option agreement) within 12 months following a Sale Event (as defined in the 2014 Stock Option and Incentive Plan), as well as in the event of termination due to death or permanent and total Disability (as defined in the stock option agreements).

The following table describes the potential payments and benefits upon employment termination for Dr. Shah, as if his employment terminated as of December 31, 2020.
Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	540,000	486,000	1,296,000
Acceleration of Equity Awards(1)	—	17,738,472	17,738,472
Health care continuation	27,816	—	27,816
Total	547,816	18,224,472	19,062,288
(1)
The value of accelerated vesting of stock options is based on the difference between (x) $54.84, the closing market price of our common stock on December 31, 2020, and (y) the per share exercise price of the stock option.

The following table describes the potential payments and benefits upon employment termination for Dr. Patel, as if her employment terminated as of December 31, 2020.
Executive Benefits and Payment upon Termination	Termination by Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	337,500	364,500	814,500
Acceleration of Equity Awards(1)	—	11,097,687	11,097,687
Health care continuation	24,750	—	24,750
Total	362,250	11,462,187	11,936,937
(1)
The value of accelerated vesting of stock options is based on the difference between (x) $54.84, the closing market price of our common stock on December 31, 2020, and (y) the per share exercise price of the stock option.

The following table describes the potential payments and benefits upon employment termination for Dr. Schwartz, as if his employment terminated as of December 31, 2020.
Executive Benefits and Payment upon Termination	Termination by the Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination Due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	296,250	213,300	608,300
Acceleration of Equity Awards(1)	—	4,834,675	4,834,675
Health care continuation	32,481	—	32,481
Total	328,731	5,047,975	5,475,456
(1)
The value of accelerated vesting of stock options is based on the difference between (x) $54.84, the closing market price of our common stock on December 31, 2020, and (y) the per share exercise price of the stock option.

The following table describes the potential payments and benefits upon employment termination for Mr. Militello, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by the Company without Cause or Resignation For Good Reason Not in Connection with a Change in Control ($)	Termination Due to Death or Disability ($)	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Compensation:
Cash Severance	—	—	—
Acceleration of Equity Awards(1)	—	2,227,940	2,227,940
Health care continuation	—	—	—
Total	—	2,227,940	2,227,940
(1)
The value of accelerated vesting of stock options is based on the difference between (x) $54.84, the closing market price of our common stock on December 31, 2020, and (y) the per share exercise price of the stock option.

Kamran Alam Offer Letter
In September 2019, the Company entered into an offer letter with Kamran Alam as the Company’s Senior Vice President, Finance. Mr. Alam’s offer letter provides for “at will” employment. Pursuant to the terms of his offer letter, Mr. Alam was entitled to receive an annual base salary of $300,000 per year and a target bonus of 35% of such salary. Mr. Alam’s offer letter also included a signing bonus, comprised of $80,000 paid upon commencement of employment, and $50,000 payable concurrently with the Company’s regular bonus payouts to employees in the first quarter of 2020. Mr. Alam left the Company in July 2020, prior to the first anniversary of his start date and reimbursed the Company for the full amount of the signing bonus in 2020. Mr. Alam’s employment with the Company terminated in July 2020 and he did not receive any severance payments or benefits in connection with his termination.
John Militello Offer Letter
In December 2017, the Company entered into an offer letter with John Militello as the Company’s Controller. Mr. Militello’s offer letter provides for “at will” employment. Mr. Militello’s current annual base salary is $278,000 per year and he is eligible to earn an annual cash bonus targeted at 30% of his base salary.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
The purpose of the Company’s non-employee director compensation policy is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company. The fees paid to non-employee directors, other than our chairman, for service on the Board and for service on each committee of the Board on which the director is a member are as follows:
Annual Retainer
Board of Directors:
All non-employee members, except chairman	$35,000
Audit Committee:
Members	$7,500
Chairman	$15,000
Compensation Committee:
Members	$5,000
Chairman	$10,000
Nominating and Corporate Governance Committee:
Members	$4,000
Chairman	$8,000
We also reimburse our non-employee directors for reasonable travel and out of pocket expenses incurred in connection with attending our Board and committee meetings. The chairman of the Board does not receive any cash compensation and instead is compensated for service on the Board entirely in the form of equity.
In addition, each new non-employee director upon his/her election to the Board receives a one-time option grant to purchase shares of the Company’s common stock in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review. Beginning in 2020, each non-employee director serving on the Board immediately following the Company’s annual meeting of stockholders receives an annual option grant on the date of each annual meeting of stockholders in such amount and on such terms as authorized by the Board, or by a committee appointed by the Board, subject to periodic review.
All of the foregoing option grants have or will have an exercise price equal to the fair market value of a share of common stock on the date of grant.

2020 Director Compensation Table
The following table presents the total compensation for each person who served as a member of our Board during 2020. Other than as set forth in the table, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2020. Gaurav D. Shah, M.D., our Chief Executive Officer, received no compensation for his service as a director during 2020, and, consequently, is not included in this table. The compensation received by Dr. Shah as an employee during 2020 is presented in the “2020 Summary Compensation Table” earlier in this proxy statement.
Director name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total $
Carsten Boess	55,000	243,144	—	298,144
Elisabeth Björk, M.D., Ph.D.	29,514	243,144		272,657
Pedro Granadillo	56,500	243,144	—	299,644
Gotham Makker, M.D.	38,976(2)	243,144	118,946(2)	401,065
David Southwell	35,000	243,144	—	278,144
Naveen Yalamanchi, M.D.	48,000	243,144	110,000(3)	401,144
Roderick Wong, M.D.(4)	—	328,244	—	328,244
(1)
Amounts represent the aggregate grant-date fair value of option awards granted to our directors in 2020, computed in accordance with FASB ASC Topic 718 excluding any estimates of forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see Note 9 to our consolidated financial statements for the year ended December 31, 2020. These amounts do not correspond to the actual value that may be recognized by the directors upon vesting of the applicable awards. As of December 31, 2020, Rocket Board members held unexercised options to purchase the following number of shares: 114,500 shares for Mr. Wong, 110,936 shares for Mr. Makker, 90,000 shares for Mr. Granadillo, 110,250 shares for Mr. Boess, 90,000 shares for Mr. Yalamanchi, 280,874 shares for Mr. Southwell, and 60,000 shares for Dr. Björk.

(2)
Dr. Makker elected to receive stock options in lieu of such cash compensation. As a result, Dr. Makker received an option to purchase 3,206 shares with an exercise price of $19.90 per share. Dr. Makker received an option for 9,784 shares for a consulting agreement for pipeline development, new asset evaluation and corporate strategy.

(3)
Includes $110,000 in fees paid in 2020 to Dr. Yalamanchi which was used to reimburse an unaffiliated consultancy for services including advice on Company corporate finance, business development, corporate development, human resources, and investor relations matters.

(4)	As chairman of the Board, Dr. Wong is not entitled to receive any cash fees for his service.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
Other than compensation arrangements, we describe below the transactions, and series of similar transactions, since January 1, 2020, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or exceeds $120,000; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have adopted a written Related Person Transaction Policy, which requires that all related person transactions are reviewed and approved by our Audit Committee. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons.
Certain Related-Person Transactions
Since April 2018, the Company has had an agreement with a member of the Board of Directors used to reimburse an unaffiliated consultancy for services including advice on Company corporate finance, business development, corporate development, human resources, and investor relations matters. The Company paid $110,000 in 2020 relating to services provided under this agreement.
In June 2020, the Company entered into a consulting agreement with a member of the Board of Directors for pipeline development, new asset evaluation, and corporate strategy. In exchange for services to be provided under the consulting agreement during its one-year term, the Company granted the board member an option to purchase 9,784 shares of the Company’s common stock.
In October 2020, the Company entered into a consulting agreement with the spouse of one of the Company’s executive officers for information technology advisory services. In exchange for the services provided under the agreement, the Company granted 10,000 restricted stock units which vest over a three-year period.
In December 2020, the Company entered into a consulting agreement with a third party affiliated with certain directors. Pursuant to the consulting agreement, the related party provides certain business development and asset identification consulting services to the Company. The term of the consulting agreement is three years and may be terminated with 60 days’ notice by either party. In exchange for the business development services to be provided under the agreement, during the year ended December 31, 2020, the Company issued a warrant exercisable for 603,386 shares of the Company’s common stock. Pursuant to the consulting agreement, the related party is entitled to receive additional warrants exercisable for common stock upon identification of new assets for the Company to in-license.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of April 16, 2021 for:
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our other directors; and
•	all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 62,086,735 shares of common stock outstanding as of April 16, 2021. Shares of common stock that may be acquired by an individual or group within 60 days of April 16, 2021, pursuant to the exercise of options, warrants or other rights, are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.
Unless otherwise noted below, the address of each person listed on the table is c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.
Name and address of beneficial owner	Number of Shares Beneficially Owned	Percent of Class
5% Stockholders
RTW Investments, LP(1) 40 10th Avenue, Floor 7 New York, NY 10014	16,185,119	26.1%
T. Rowe Price(2) 100 E. Pratt Street Baltimore, MA 21202	3,479,321	5.6%
Perceptive Advisors LLC(3) 51 Astor Place New York, NY 10003	3,396,867	5.5%
Named executive officers and directors
David P. Southwell(4)	376,034	*
Kamran Alam	—	*
Carsten Boess(5)	110,250	*
Pedro Granadillo(6)	90,000	*
Gotham Makker, M.D.(7)	1,442,331	2.3%
Kinnari Patel, Pharm.D., MBA(8)	693,520	1.1%
Gaurav Shah, M.D.(9)	1,768,055	3.2%
Roderick Wong, M.D.(1)	17,530,044	28.2%
Naveen Yalamanchi, M.D.(10)	203,641	*
Elisabeth Björk, M.D., Ph.D.(11)	60,000	*
Jonathan Schwartz(12)	398,746	*
John Militello(13)	54,841	*
All directors and executive officers as a group (12 persons)(14)	22,727,462	36.5%
*	Represents beneficial ownership of less than one percent.

(1)
Based on Schedule 13D/A, jointly filed by RTW Investments, LP (“RTW”) and Roderick Wong with the SEC on March 29, 2021. According to the Schedule 13D/A, the reporting persons had shared voting power and shared dispositive power with respect to 16,185,119 shares, and did not have sole voting power or dispositive power as to any shares. According to the Schedule 13D/A, the shares of common stock beneficially owned by the reporting persons are held by one or more funds (together the “RTW Funds”) managed by RTW Investments, LP (the “RTW Adviser”). The RTW Adviser, in its capacity as the investment manager of the RTW Funds, has the power to vote and the power to direct the disposition of all such shares of common stock held by the RTW Funds. Roderick Wong is the Managing Partner and Chief Investment Officer of the RTW Adviser. Roderick Wong is a control person of RTW and Chairman of the Board.

(2)
Based on Schedule 13G, filed by T. Rowe Price with the SEC on February 16, 2021. According to the Schedule 13G, the reporting persons had sole voting power with respect to 557,670 shares, sole dispositive power with respect to 3,479,321 shares, and did not have shared voting or dispositive power as to any shares.

(3)
Based on Schedule 13G, filed by Perceptive Advisors, LLC with the SEC on February 16, 2021. According to the Schedule 13G, the reporting persons had shared voting power and shared dispositive power with respect to 3,396,867 shares, and did not have sole voting power or dispositive power as to any shares. According to the Schedule 13G, Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) directly holds 3,396,867 shares of common stock. Perceptive Advisors LLC (“Perceptive Advisors”) serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Joseph Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares.

(4)	Consists of (i) 95,160 shares of common stock, and (ii) 280,874 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(5)	Consists of 110,250 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(6)	Consists of 90,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(7)
Consists of (i) 1,331,486 shares of common stock held by Simran Investment Group, and (ii) 110,845 shares of common stock issuable upon the exercise of options within 60 days after April 16, 2021. Dr. Makker exercises voting and dispositive control over the securities held by Simran Investment Group and is therefore deemed be the beneficial owner of securities owned or controlled by Simran Investment Group.

(8)
Consists of (i) 202,254 shares of common stock, (ii) 101,602 shares owned by Adaptive Technologies, LLC, a limited liability company that is owned and managed by Dr. Patel’s husband, (iii) 5,675 shares owned by Dr. Patel’s husband, and (iv) 491,266 shares of common stock issuable upon the exercise of stock options within 60 days after April 16, 2021.

(9)	Consists of (i) 904,277 shares of common stock and (ii) 833,277 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(10)
Consists of (i) 113,641 shares owned by the Naveen Yalamanchi Revocable Living Trust, February 9, 2016, of which Dr. Yalamanchi is the trustee and (ii) 90,000 shares of common stock issuable upon the exercise of options within 60 days of April 16, 2021. Dr. Yalamanchi has a pecuniary interest in RTW, but the beneficial ownership of Dr. Yalamanchi in the table above does not reflect such ownership. Dr. Yalamanchi has no voting or dispositive power over the shares held by RTW.

(11)	Consists of 60,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(12)	Consists of 398,746 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(13)	Consists of 54,481 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 16, 2021.
(14)
Includes only current directors and executive officers serving in such capacity on the date of the table. Consists of the shares and stock options held by Dr. Björk, Mr. Southwell, Mr. Boess, Mr. Granadillo, Dr. Makker, Dr. Shah, Dr. Wong, and Dr. Yalamanchi and shares and stock options held by current executive officers of the Company.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 with respect to shares of our common stock that may be issued under the Company’s equity compensation plans.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,050,931(2)	$9.10	1,629,300(3)
Equity compensation plans not approved by security holders	—	—	—
Total	11,050,931	$9.10	1,629,300
(1)
Consists of the Second Amended and Restated 2014 Stock Option and Incentive Plan (the “2014 Plan”) and the 2014 Amended and Restated Employee Stock Purchase Plan (the “2014 ESPP”). The 2014 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2014 Plan on January 1 of each year. The number of shares added each year will be equal to 4% of the outstanding shares on the immediately preceding December 31. The 2014 ESPP provides on January 1, 2016 and each January 1 thereafter, the number of shares of common stock approved, reserved and available for issuance under the 2014 ESPP shall be cumulatively increased by the lesser of (i) 600,000 shares of common stock or (ii) such number of shares as is necessary to set the number of unissued shares under the plan at 1% of the Company’s outstanding common stock as of January 1 of the applicable year; provided that the Board may act prior to the first day of any fiscal year to provide that there will be no January 1 increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding clause.

(2)	Consists of shares underlying outstanding options and restricted stock units under the 2014 Plan.
(3)
Consists of shares available under the 2014 Plan and the 2014 ESPP. This does not include 2,439,855 shares added to the 2014 Plan and 0 shares added to the 2014 ESPP pursuant to their terms on January 1, 2021.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals and nominations should be addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, NJ 08512.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th ) day prior to the one-year anniversary of the preceding year’s annual meeting. However, in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our corporate secretary not later than the close of business on the later of the ninetieth (90th ) day prior to the scheduled date of such annual meeting or the tenth (10th ) day following the day on which public announcement of the date of such meeting is first made. Accordingly, for stockholder proposals or nominations to be brought before the 2021 annual meeting of stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than February 14, 2022, and no later than March 16, 2022. Proposals and nominations not received within this time frame will be considered untimely.
Any stockholder proposal submitted pursuant to Rule 14a-8 of the Exchange Act to be included in the proxy statement for the next annual meeting of our stockholders must satisfy the SEC’s regulations under Rule 14a-8 of the Exchange Act, and be received no later than December 31, 2021. Under Rule 14a-8, we are not required to include such stockholder proposals in our proxy materials unless this condition is satisfied. Accordingly, any notice of such stockholder proposals received after this date will be considered untimely. If the date of the annual meeting is moved by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. In the event of such a change to the annual meeting date, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any such stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.
OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
AVAILABILITY OF CERTAIN DOCUMENTS
Accompanying this proxy statement and posted on the investor relations portion of our website at www.rocketpharma.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by email by emailing info@rocketpharma.com, or by a written request addressed to our Secretary, c/o Rocket Pharmaceuticals, Inc., 9 Cedarbrook Drive, Cranbury, New Jersey 08512.
Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice of Internet Availability or the proxy materials, as applicable, to such stockholders if you make a written or oral request to our corporate secretary at the address above, or by calling (646) 440-9100.
If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the Notice of Internet Availability or the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker.

ROCKET PHARMACEUTICALS, INC.
9 CEDARBROOK DRIVE
CRANBURY, NJ 08512

VOTE BY INTERNET
Before The Annual Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/RCKT2021**

You may attend the Annual Meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51446-P54568

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKET PHARMACEUTICALS, INC.

The Board of Directors recommends you vote <u>FOR ALL</u> the following directors:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Roderick Wong	☐	☐
1b. Carsten Boess	☐	☐
1c. Pedro Granadillo	☐	☐
1d. Gotham Makker	☐	☐
1e. Gaurav Shah	☐	☐
1f. David P. Southwell	☐	☐
1g. Naveen Yalamanchi	☐	☐
1h. Elisabeth Björk	☐	☐

The Board of Directors recommends you vote FOR proposal 2:	**For**	**Against**	**Abstain**
2. Ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3:	**For**	**Against**	**Abstain**
3. Approval of the compensation of the Company's named executive officers, on a non-binding, advisory basis.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on proposal 4:	**Every Year**	**Every 2 Years**	**Every 3 Years**	**Abstain**
4. Non-binding advisory approval of the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers as being held every year, every two years or every three years.	☐	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D51447-P54568

ROCKET PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 14, 2021 9:00 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Gaurav Shah and Carlos Garcia, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rocket Pharmaceuticals, Inc. (the "Company"), to be held on June 14, 2021, at 9:00 a.m., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2021, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. **If no such direction is made, this Proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side hereof.**

The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side